UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Bandwidth Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-2242657
(State or incorporation or organization)	(IRS Employer Identification No.)

900 Main Campus Drive Raleigh, NC	27606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-220945.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Bandwidth Inc. (the “Company”) hereby incorporates by reference herein the description of its Class A common stock, par value $0.001 per share (the “Class A common stock”), to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Company’s prospectus, constituting part of the Registration Statement on Form S-1, as amended (File No. 333-220945) (the “Registration Statement”), confidentially submitted to the Securities and Exchange Commission (the “Commission”) on August 16, 2017 and publicly filed with the Commission on October 13, 2017, under the Securities Act of 1933, as amended (the “Securities Act”). Any description included in a form of prospectus subsequently filed by the Company under Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference. The Class A common stock is expected to be listed on The NASDAQ Stock Market LLC.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 8, 2017

BANDWIDTH INC.

By:	/s/ David A. Morken
David A. Morken
Cofounder, Chief Executive Officer and Chairman